UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):April 27, 2012

RTI International Metals, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Ohio

(State or Other Jurisdiction

of Incorporation)

001-14437	52-2115953
(Commission File Number)	(IRS Employer Identification No.)

Westpointe Corporate Center One, 5th Floor
1550 Coraopolis Heights Road
Pittsburgh, Pennsylvania	15108-2973
(Address of Principal Executive Offices)	(Zip Code)

(412) 893-0026

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Shareholders of RTI International Metals, Inc. (the “Company”) was held on April 27, 2012. The following proposals were submitted by the Board of Directors to a vote of shareholders and the final results of the voting on each proposal are noted below.

Proposal No. 1 — Election of Directors

The following nine (9) directors were nominated to serve for one-year terms expiring at the annual meeting of shareholders to be held in 2013, or when their successors are otherwise duly elected and qualified. The nine (9) directors, as indicated below, were elected as directors of the Company.

Nominee	For	Withheld	Broker Non-Votes
Daniel I. Booker	25,690,738	890,809	1,606,825
Ronald L. Gallatin	25,906,831	674,716	1,606,825
Charles C. Gedeon	25,692,544	889,003	1,606,825
Robert M. Hernandez	25,858,731	722,816	1,606,825
Dawne S. Hickton	26,057,559	523,988	1,606,825
Edith E. Holiday	24,260,814	2,320,733	1,606,825
Rokus L. van Iperen	26,190,770	390,777	1,606,825
Bryan T. Moss	25,975,205	606,342	1,606,825
James A. Williams	26,189,524	392,023	1,606,825

Proposal No. 2 — Ratification of the Appointment of Independent Registered Public Accounting Firm

The shareholders were asked to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012. The appointment was ratified by the requisite vote of a majority of the votes cast, as indicated below.

For	Against	Abstain	Broker Non-Votes
27,845,037	325,019	18,316	—

Proposal No. 3 — Advisory Vote on Compensation of Named Executive Officers

The shareholders approved, by a majority of the votes cast on an advisory non-binding basis, the 2011 compensation of the named executive officers as disclosed in the Company’s proxy statement for the 2012 Annual Meeting of Shareholders. The result of the advisory vote is set forth below:

For	Against	Abstain	Broker Non-Votes
24,913,614	1,005,895	662,038	1,606,825

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RTI INTERNATIONAL METALS, INC.

Date: May 2, 2012	By:	/s/ Chad Whalen
Chad Whalen
Vice President, General Counsel, and Secretary